UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2023

STAAR Surgical Company

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11634	95-3797439
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25651 Atlantic Ocean Drive Lake Forest, California		92630
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 626-303-7902

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	STAA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1 933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

STAAR Surgical Company’s virtual annual meeting of shareholders (the “Annual Meeting”) was held on June 15, 2023. 48,333,250 shares of common stock were outstanding on the record date for the Annual Meeting (April 18, 2023) and entitled to vote at the Annual Meeting. The voting was as follows:

1. To elect six directors to serve for terms to expire in 2024 or until their successors have been elected and qualified.

	Number of Shares
	For	Withheld	Broker Non-Votes
Stephen C. Farrell	36,514,871	976,048	2,529,674
Thomas G. Frinzi	36,532,371	958,548	2,529,674
Gilbert H. Kliman, MD	26,759,870	10,731,049	2,529,674
Aimee S. Weisner	35,367,873	2,123,046	2,529,674
Elizabeth Yeu, MD	36,496,280	994,639	2,529,674
K. Peony Yu, MD	36,680,322	810,597	2,529,674

2. To approve the Amended and Restated STAAR Surgical Company Omnibus Equity Incentive Plan.

Number of Shares
For	Against	Abstain	Broker Non-Votes
36,203,114	1,235,651	52,154	2,529,674

3. To ratify the selection of BDO USA, LLP as the Company’s independent registered public accountants for the fiscal year ending December 29, 2023.

Number of Shares
For	Against	Abstain
35,117,698	846,605	4,056,290

4. To hold an advisory vote to approve STAAR’s compensation of its named executive officers.

Number of Shares
For	Against	Abstain	Broker Non-Votes
35,577,495	1,838,486	74,938	2,529,674

5. To hold an advisory vote on the frequency of future advisory votes to approve named executive officer compensation.

Number of Shares
1 Year	2 Years	3 Years	Abstain
37,181,625	53,801	192,955	62,538

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company,

June 16, 2023	By:	/s/ Thomas G. Frinzi
Thomas G. Frinzi
President and Chief Executive Officer